Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF LIMITED PARTNERSHIP OF "ATLAS RESOURCES PUBLIC #18-2008(A) L.P.", FILED IN THIS OFFICE ON THE EIGHTH DAY OF APRIL, A.D. 2008, AT 11:30 O'CLOCK A.M.

4530603 8100

080404732

Harriet Smith Windsor, Secretary of State

AUTHENTICATION: 6508090

DATE: 04-08-08

You may verify this certificate online
at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:30 AM 04/08/2008
FILED 11:30 AM 04/08/2008
SRV 080404732 - 4530603 FILE

STATE OF DELAWARE
CERTIFICATE OF LIMITED PARTNERSHIP

- **The Undersigned,** desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:
- **First:** The name of the limited partnership is

  ATLAS RESOURCES PUBLIC #18-2008(A) L.P.
- **Second:** The address of its registered office in the State of Delaware is

  110 S. POPLAR STREET, SUITE 101 in the city of

  WILMINGTON, DELAWARE 19801

  The name of the Registered Agent at such address is **ANDREW M. LUBIN**
- **Third:** The name and mailing address of each general partner is as follows:

  ATLAS RESOURCES, LLC

  MANAGING GENERAL PARTNER

  WESTPOINTE CORPORATE CENTER ONE

  1550 CORAOPOLIS HEIGHTS ROAD, 2ND FLOOR

  MOON TOWNSHIP, PA 15108
- **In Witness Whereof,** the undersigned has executed this Certificate of Limited Partnership as of March 28, 2008.

By: Atlas Resources, LLC
General Partner

[signature]

Karen A. Black, Vice President – Partnership Administration